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Exhibit 99.1

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas 66202

News Release

Press Contact:	Thomas W. Butch Chief Marketing Officer
	(913) 236-1944 tbutch@waddell.com	NYSE: WDR
Investor Contact:	John E. Sundeen
	Chief Financial Officer (913) 236-1810	FOR IMMEDIATE RELEASE August 29, 2002

Waddell & Reed To Purchase Mackenzie Investment Management, Inc., and Enter into Subadvisory and Marketing Agreements With Mackenzie Financial Corporation

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  Waddell & Reed To Purchase Mackenzie Investment Management, Inc., Adviser to the Ivy Funds, Expanding U.S. Distribution

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  Waddell & Reed and Mackenzie Financial Corporation to Enter Into Subadvisory, Marketing Agreements for Canadian Market

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  Transactions Expected to be Immediately Accretive to Earnings

        Overland Park, KS Aug. 29, 2002—Waddell & Reed Financial, Inc. (NYSE: WDR) announced today that it has entered into a definitive agreement to purchase Mackenzie Investment Management, Inc. (TSE: MCI), the Florida-based U.S. investment management subsidiary of Mackenzie Financial Corporation ("MFC") and adviser of the Ivy Funds sold in the United States. (MFC also sells a different family of funds in Canada under the Ivy Funds brand, and those funds are not included in this transaction.) MFC, which owns 85.7 percent of Mackenzie Investment Management, Inc. ("MIMI"), has agreed to vote its shares in favor of the transaction. As part of the transaction, Waddell & Reed and MFC, based in Toronto, also will enter into subadvisory and marketing agreements that provide for MFC extending the term of its existing subadvisory agreements with MIMI (and, by extension going forward, with Waddell & Reed) and providing Waddell & Reed additional investment management opportunities in Canada.

        At July 31, 2002, MIMI had $2.1 billion in assets under management—$756 million in the Ivy Funds and $1,323 million in subadvisory assets, principally in MFC's Universal Funds family.

        At July 31, MFC had $31.3 billion (Cdn.) in mutual fund assets under management and ranked as the fourth-largest mutual fund company in Canada. It is a subsidiary of Investors Group, Inc. (TSE: IGI) which, with July 31 assets of $69.8 billion (Cdn., inclusive of MFC) in mutual fund assets under management, is the largest mutual fund company in Canada. Both are subsidiaries of Power Financial Corporation (TSE: PWF), whose other principal subsidiaries include Great-West Lifeco, Inc. and Pargesa Holding, S.A.

        "These transactions bring multiple benefits to Waddell & Reed, including substantial subadvisory assets and future subadvisory opportunities in Canada; broad U.S. retail distribution that will enhance our U.S. nonproprietary sales efforts; and investment management resources that will enrich our already deep team," said Keith A. Tucker, chairman and CEO of Waddell & Reed Financial, Inc.

        Tucker indicated that Waddell & Reed expects the transactions to be immediately accretive to earnings. The transactions are expected to close by year-end 2002.

        The agreement has been approved by the boards of directors of Waddell & Reed, MIMI and MFC. Based on the terms of the agreement:

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  Waddell & Reed will pay $30 million to purchase MIMI, plus the amount of excess working capital;

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  the purchase price is subject to certain adjustments relating primarily to assets under management and excess working capital at closing;

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  MIMI public shareholders will receive a minimum of $10.8 million for their 14% equity stake in MIMI;

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  MIMI's excess working capital is estimated to be approximately $33.2 million at closing;

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  the transaction therefore would have a total value of $74 million.

        Closing is conditioned upon various factors, including among others approval by MIMI's shareholders, and shareholders of the Ivy Funds, plus customary regulatory approvals.

        Under the subadvisory agreement the companies have negotiated, which included extensive due diligence review by MFC of Waddell & Reed's investment management capabilities, MFC will provide a multi-year extension on its subadvisory contract with MIMI. The contract will set a minimum level of investment management fees and cover multiple mutual funds whose assets were approximately $1 billion at July 31, 2002. Under the marketing agreement, MFC will provide Waddell & Reed opportunities to launch new funds and/or assume additional existing subadvisory mandates under the Universal brand and will facilitate acquainting Waddell & Reed with Investors Group, Inc. and its affiliates.

        With respect to MIMI's U.S. business, Waddell & Reed said it expects to maintain the Ivy Funds brand and use it for U.S. retail nonproprietary load fund distribution, including existing Ivy Funds and future funds subadvised by Waddell & Reed and its affiliates utilizing the Ivy brand. Waddell & Reed currently makes its W&R Funds and certain of its Waddell & Reed Advisors Funds available to nonproprietary advisors on a no-load or load waived basis. Use of the Ivy Funds will mark its first use of load funds in nonproprietary distribution. In addition, Waddell & Reed said it expects to align MIMI's investment management function with its own, and to combine Waddell & Reed's nonproprietary sales team with MIMI's wholesaling team in order to market the W&R Funds, certain Waddell & Reed Advisors Funds and the Ivy Funds together in the United States.

        Waddell & Reed also will make the Ivy Funds available to its proprietary financial advisors, where a number of styles offered by MIMI currently are not part of Waddell & Reed's proprietary product line.

        "We look forward to partnering with MFC to provide Canadian investors access to our highly competitive U.S. equity capabilities, and to broadening our distribution in the United States," said Henry J. Herrmann, president and chief investment officer of Waddell & Reed Financial, Inc. At June 30, 2002, 73 percent of Waddell & Reed's equity funds rated by Morningstar, Inc., had 4- or 5-star ratings.

        "We're excited by our relationship with Waddell & Reed for a number of reasons. Mackenzie now has access to a world class U.S.-based investment management team headed by Hank Herrmann, president and chief investment officer of Waddell & Reed," said Jim Hunter, president and CEO, Mackenzie Financial Corporation. "Plus, Waddell & Reed and its subsidiary, The Legend Group, also have significant product capabilities that will be adapted to the Canadian marketplace to enhance Mackenzie's and its subsidiaries' product offerings to independent advisors."

        Waddell & Reed Financial, Inc., through its subsidiaries, provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment

Management Company serves as investment advisor and Waddell & Reed, Inc. serves as principal underwriter and distributor of the Waddell & Reed Advisors Funds, W&R Funds, Inc., W&R Target Funds, Inc. and the Waddell & Reed InvestEd Portfolios, Inc. As of June 30, 2002, the company had approximately 2 million retail accounts and assets under management of $29.1 billion, including both mutual fund and institutional assets. It distributes its funds primarily through approximately 3,200 proprietary financial advisors operating from more than 250 offices nationwide, as well as certain nonproprietary distributors.

        Mackenzie Investment Management Inc. and its subsidiaries trace their roots back to 1960. Ivy Management, Inc., is the subsidiary of MIMI that provides investment advisory services and has grown to become a recognized and well-respected money manager in the United States. Managing over $2 billion, MIMI is a public company listed on the Toronto Stock Exchange under the symbol MCI and is a majority-owned subsidiary of Mackenzie Financial Corporation, headquartered in Toronto Canada. MIMI manages domestic, global and international mutual funds for investors in the U.S., UK and Canada. Ivy Funds are distributed by Ivy Mackenzie Distributors, Inc. and are available through financial advisors and the major fund supermarkets.

        Mackenzie Financial Corporation is a multi-faceted investment management and financial services corporation founded in 1967. Mackenzie's core business is the management of mutual funds on behalf of investors throughout North America. The company manages approximately $37 billion for more than one million investors through its family of mutual, segregated and pension funds. Mackenzie funds are sold through more than 37,000 independent financial advisors across Canada.

        Investors Group Inc. is one of Canada's premier mutual fund, managed asset and personal financial services companies. With over 2.6-million clients and more than $77-billion in assets under administration, Investors Group Inc. is the leader in a growing industry. The Company's two operating units, Investors Group and Mackenzie Financial Corporation offer their own distinctive products and services through separate advice channels encompassing over 40,000 financial consultants, independent financial planners and full service brokers. Investors Group Inc. is a member of the Power Financial group of companies, and its shares are listed on the Toronto Stock Exchange.

Forward-looking Statements

        The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, a risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated, acts of terrorism and/or war, less favorable economic and market conditions including our cost to finance the company, and other risks as set out in the reports we have filed with the SEC. Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

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  Exhibit 99.1